UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010 (February 5, 2010)

BlastGard International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 McMullen Booth Road, Suite 242, Clearwater, Florida	33759-1362
(Address of principal executive offices)	(Zip Code)

(727) 592-9400
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 4.01. Changes in Registrant’s Certifying Accountant

(1) Previous Independent Auditors:

a.
On February 9, 2010, the Company dismissed our independent registered auditor, Cordovano and Honeck LLP of Englewood Colorado (“C & H”), based on their notification to us of their partner service limitation.

b.
C & H’s report on the financial statements for the years ended December 31, 2008 and 2007 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting. The auditor’s opinion letter did include an uncertainty paragraph regarding the Company’s ability to continue as a going concern.

c.
Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the years ended December 31, 2008 and 2007 and any subsequent interim period through February 9, 2010, including its review of financial statements of the quarterly periods through September 30, 2009, there have been no disagreements with C & H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of C & H would have caused them to make reference thereto in their report on the financial statements.

d.
During the two most recent fiscal years and any subsequent interim period through February 9, 2010, including the most recent review period of September 30, 2009, there have been no reportable events with us as set forth in Item 304(a)(i)(v) of Regulation S-K.

e.	We requested that C & H furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as an Exhibit to this Form 8-K.

 (2) New Independent Accountants:

a.	We engaged Peter Messineo, CPA of Palm Harbor Florida, as our new independent registered auditor on February 10, 2010.
b.
Prior to February 10, 2010, we did not consult with  Mr. Messineo regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Mr. Messineo, or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure of Director

On February 5, 2010, Joel Gold resigned as a member of BlastGard’s Board of Directors due to demands of his numerous business and personal commitments and is no longer able to fulfill his fiduciary responsibilities as a Board member. Mr. Gold’s resignation became effective February 5, 2010.

Election of Director

On February 10, 2010, Paul W. Henry was appointed to fill a vacancy on the board of directors. Mr. Henry has served since 2008 in new business development for Colchis Capital Management of San Francisco, an alternative investment management firm.  Since 1987, Mr. Henry has served as an investment banker, business advisor, and/or director of several start-up and emerging companies, including the following: Caithness Energy, an independent power producer based in New York City; Essex Investment Management Company, an investment advisory firm based in Boston, Massachusetts; Phoenix Information Systems, an information technology and services company based in St. Petersburg, Florida; DragonHorse International, a China business development company based in Florida; and Prescott & Forbes, a start-up materials science company based in Indianapolis, Indiana. From 1983 to 1987, Mr. Henry was employed by Connecticut Financial Management Company in Boston as a personal financial advisor.  Mr. Henry has a BA in economics from Yale University and an MBA from Northeastern University Graduate School of Business.

The Board of Directors also approved $25,000 in annual compensation to the outside Board members for their service to the Company and that such compensation for the year 2010 is to be paid in restricted common stock at $.10 per share. As a result of the foregoing, the Company has authorized the issuance of 250,000 fully paid and non-assessable shares to Andrew McKinnon and Paul Henry.

ITEM 9.01. Financial Statements and Exhibits.

     (a) Financial statements of business acquired:

          None

     (d)  Exhibits

NUMBER	EXHIBIT
16.1	Letter from Cordovano and Honeck LLP regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BlastGard International, Inc.

Dated: February 26, 2010	/s/ Michael J. Gordon
Mr. Michael J. Gordon,
Director and Chief Financial Officer